Exhibit 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANT


We hereby consent to the use in Amendment No. 1 to the Form SB-2 Registration Statement, of AJK Perfect Renaissance, Inc. our report for the year ended December 31, 1999 dated April 5, 2000 (except for Note 3 as to which the date is September 29, 2000 and Note 5 as to which the date is May 5, 2000 and September 29, 2000), relating to the financial statements of AJK Perfect Renaissance, Inc. which appear in such Amendment No. 1 to Form SB-2, and to the reference to our Firm under the caption "Experts" in the Prospectus.

                                     /s/ Weinberg & Company, P.A.
                                     -------------------------------
                                     WEINBERG & COMPANY, P.A.
                                     Certified Public Accountants

Boca Raton, Florida
November 9, 2000